Exhibit 24


                 COLUMBUS SOUTHERN POWER COMPANY


          I, John M. Adams, Jr., Assistant Secretary of COLUMBUS SOUTHERN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on January 29, 1997, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 6th day of February, 1997.

                              _/s/ John M. Adams, Jr.___
                                 Assistant Secretary



                 COLUMBUS SOUTHERN POWER COMPANY
                        January 29, 1997


          The Chairman outlined a proposed financing program of the Company through September 30, 1997, involving the issuance and sale, either at competitive bidding, through a negotiated private or public offering with one or more agents or underwriters, or through private placement, of up to $175,000,000 aggregate principal amount of secured or unsecured promissory notes, in one or more new series, each series to have a maturity of not more than fifty years (the "Debt Securities"). The Debt Securities may be issued in the form of either first mortgage bonds, senior or subordinated debentures (including junior subordinated debentures) or other promissory notes.

          The Chairman stated that the proceeds received in connection with the proposed sale of Debt Securities would be used to refund directly or indirectly or pay at maturity long-term debt or cumulative preferred shares, to repay short-term indebtedness or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman informed the meeting that an Application had been filed with The Public Utilities Commission of Ohio in connection with the proposed financing program. He also reported that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to take appropriate action to qualify or register the Debt Securities for sale in various jurisdictions.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of an Application with The Public Utilities Commission of Ohio, be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman then stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of up to $175,000,000 of Debt Securities, there is to be filed with the Commission a Power of Attorney, dated January 29, 1997, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Columbus Southern Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $175,000,000 aggregate principal amount of Debt Securities in one or more new series, each series to have a maturity of not more than fifty years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated January 29, 1997, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr.,
          G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents or underwriters of the Company for any new series of Debt Securities to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballantine be, and said firm hereby is, designated as independent counsel for the suc-cessful bidder or bidders and/or agents or underwriters of the Company for any new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of this Company.

          The Chairman stated that it may be desirable to enter into a treasury hedge agreement, such as a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Debt Securities. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into a Treasury Hedge Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or affiliates of either, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 60 days.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Treasury Hedge Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Brothers Inc or affiliates of either, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 60 days; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman next explained that the Company could enter into an Underwriting Agreement (the "Underwriting Agreement") or a Selling Agency Agreement (the "Selling Agency Agreement"), under which the underwriters may purchase or the agents would arrange the purchase of up to $175,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures, having an interest rate and maturity to be determined (the "Debentures"). The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into such Underwriting Agreement with underwriters to be determined or Selling Agency Agreement with agents to be determined and that such officers determine the purchase price of the Debentures, provided that the price shall not be less than 95%, including compensation to the underwriters or agents of no more than 3.5%, of the aggregate principal amount of the Debentures.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement or a Selling Agency Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95%, including compensation to the Underwriters or agents of no more than 3.5%, of the aggregate principal amount of the Debt Securities; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman then reminded the Board that the Company has entered into an Indenture with The First National Bank of Chicago dated as of September 1, 1995 ("Indenture") in connection with the Company's issuance of junior subordinated debentures. The Chairman stated that, in connection with the proposed sale of additional Debentures, it was necessary that the Board of Directors of this Company authorize the execution and delivery of one or more Supplemental Indentures to the Indenture ("Supplemental Indenture"). The Debentures will be created under the Supplemental Indenture and will also allow the Company to defer payment of interest for up to five years. The Chairman recommended that the Board authorize the appropriate officers of the Company to create the Debentures and specify the interest rate, maturity, redemption provisions and other terms at the time of creation, with the maturity not to exceed fifty years and the yield to maturity not to exceed by more than 2.5% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the Chairman of the Board, the President or any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized (i) to create up to $175,000,000 aggregate principal amount of Debentures to be issued under the Indenture and the Supplemental Indenture, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, to be designated and to be distinguished from debentures of all other series by the title "____% Junior Subordinated Deferrable Interest Debentures, Series __, Due ____________", and
          (ii) to specify the interest rate, maturity, redemption provisions and other terms at the time of creation thereof with the maturity not to exceed fifty years and the yield to maturity not to exceed by more than 2.5% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing; and further

               RESOLVED, that the Chairman of the Board, the President or any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, the Supplemental Indenture, specifying the designation, terms, redemption provisions and other provisions of the Debentures and providing for the creation of the Debentures, such instrument to be in the form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that The First National Bank of Chicago is hereby requested to join in the execution of the Supplemental Indenture, as Trustee; and further

               RESOLVED, that the terms and provisions of the Debentures and the form of the registered Debentures and of the Trustee's Authentication Certificate shall be established by the appropriate officers of the Company as herein authorized; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of the Indenture (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to The First National Bank of Chicago, as Trustee under the Indenture, the Debentures in the aggregate principal amount of up to $175,000,000 as definitive fully registered bonds without coupons in denominations of $25 or integral multiples thereof; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the Debentures ceases to be such an officer prior to their issuance, the Debentures so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, The First National Bank of Chicago, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Debentures and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, one of its Vice Presidents or its Treasurer, and its Secretary or one of Assistant Secretaries; and further

               RESOLVED, that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Ann B. Graf of Columbus, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, and David C. House of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Debentures; and further

               RESOLVED, that the office of The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois, be, and it hereby is, designated as the office or agency of this Company, in accordance with
          Section 4.02 of the Indenture, for the payment of the principal of and the interest on the Debentures, for the registration, transfer and exchange of Debentures and for notices or demands to be served on the Company with respect to the Debentures; and further

               RESOLVED, that The First National Bank of Chicago, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Debentures, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

               RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Debentures, pursuant to
          Section 2.05 of the Indenture without charging a sum for any Debenture issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

               RESOLVED, that The First National Bank of Chicago be, and it hereby is, appointed as Debenture Registrar in accordance with Section 2.05(b) of the Indenture; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman indicated to the meeting that it may be desirable that the Debentures be listed on the New York Stock Exchange and in connection with any such application, to register the Debentures under the Securities Exchange Act of 1934. The Chairman stated that it was necessary that the Board of Directors of the Company authorize the appropriate officers of the Company to execute and deliver an indemnity agreement to the New York Stock Exchange in any such application for such listing.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make application, on behalf of this Company, to the New York Stock Exchange for the listing of up to $175,000,000 aggregate principal amount of Debentures; and further

               RESOLVED, that G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

               RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, an application for the registration of up to $175,000,000 aggregate principal amount of Debentures with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, in such form as the officers of this Company executing the same may determine; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary be, and each of them hereby is, authorized, in the event said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form as shall be approved by the officers executing the same, with such changes therein as the officers executing the same may approve, their execution to be conclusive evidence of such approval; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debentures on the New York Stock Exchange.

          The Chairman further stated that it would be desirable to authorize the proper officers of the Company on behalf of the Company, to enter into one or more term loan or note purchase agreements with terms similar to those contained in the representative forms presented to the meeting (the "Proposed Agreement") with one or more as yet unspecified commercial banks, financial institutions or other institutional investors, which would provide for the Company to borrow up to $175,000,000. Such borrowings would be evidenced by an unsecured promissory note or notes of the Company maturing not less than nine months nor more than thirty years after the date thereof.

          The Chairman explained that, although the Proposed Agreement does not represent a definitive agreement with any commercial bank, financial institution or other institutional investor, it is believed, on the basis of discussions with certain of such entities, that one or more of them would enter into an agreement on terms substantially similar to those in the Proposed Agreement. Accordingly, the Chairman recommended to the Board that it authorize the proper officers of the Company to enter into one or more new term loan agreements on terms substantially similar to those in the Proposed Agreement.

          The Chairman presented to the meeting the forms of Proposed Agreements, which were marked for identification and ordered to be filed with the records of the Company.

          Thereupon, upon motion duly made and seconded, it was unanimously

               RESOLVED, that the form, terms and provisions of the Proposed Agreement between the Company and one or more as yet unspecified commercial banks, financial institutions or other institutional investors, a copy of which has been submitted to this meeting, including the forms, terms and provisions of the note of the Company appended thereto, be, and the same hereby are, in all respects approved; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, the Proposed Agreement in substantially the form of such agreement submitted to this meeting, at a fixed rate of interest which shall not be greater than 250 basis points above the yield to maturity of United States Treasury obligations that mature on or about the maturity date of the note issued thereunder, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from one or more commercial banks, financial institutions or other institutional investors, up to $175,000,000, upon the terms and subject to the conditions of the Proposed Agreement as executed and delivered; and in connection therewith, to execute and deliver a promissory note in the form appended to the Proposed Agreement, with such insertions therein and changes thereto consistent with such Proposed Agreement as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.



                 COLUMBUS SOUTHERN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $175,000,000 aggregate principal amount of its Debt Securities comprising First Mortgage Bonds, Notes or Junior Subordinated Deferrable Interest Debentures, or a combination of each, in one or more new series, each series to have a maturity of not less than 9 months and not more than 50 years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 29th day of January, 1997.



/s/ E. Linn Draper, Jr._____       /s/ G. P. Maloney___________
E. Linn Draper, Jr.     L.S.       G. P. Maloney           L.S.


/s/ P. J. DeMaria___________       /s/ James J. Markowsky______
P. J. DeMaria           L.S.       James J. Markowsky      L.S.


/s/ Henry Fayne_____________       /s/ J. H. Vipperman_________
Henry Fayne             L.S.       J. H. Vipperman         L.S.


/s/ Wm. J. Lhota____________
Wm. J. Lhota            L.S.